EXHIBIT 99.1

AVX Corporation Announces Finalization of Year End Results

MYRTLE BEACH, S.C. - June 14, 2004 - AVX Corporation (NYSE: AVX) filed its Annual Report on Form 10-K with the United States Securities and Exchange Commission today.

Our final year end results are included in our Annual Report on Form 10-K filed on June 14, 2004. The net loss for the quarter and full fiscal year ended March 31, 2004 was reduced by $1.7 million, or $0.01 per share, when compared to the preliminary results reported by the Company in our press release on May 14, 2004.

Our net loss for the fiscal year ended March 31, 2004 was $107.6 million, or $0.62 per share.

AVX, headquartered in Myrtle Beach, South Carolina, is a leading manufacturer and supplier of a broad line of passive electronic components and related products.

Please visit our website at www.avxcorp.com.

Contact:
AVX Corporation, Myrtle Beach
Kurt Cummings, (843) 946-0691
finance@avxus.com